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                                                                   EXHIBIT 99(b)

                             RECOMMENDED CASH OFFER

             FOR ALL ORDINARY SHARES AND AMERICAN DEPOSITARY SHARES
                   EVIDENCED BY AMERICAN DEPOSITARY RECEIPTS

                                       OF

                              THE ENERGY GROUP PLC

                                       BY

                       LEHMAN BROTHERS AND MERRILL LYNCH
                                  ON BEHALF OF

                              TU ACQUISITIONS PLC
             (A WHOLLY-OWNED SUBSIDIARY OF TEXAS UTILITIES COMPANY)

     THERE WILL BE AN INITIAL OFFER PERIOD WHICH WILL EXPIRE AT 10:00 PM (LONDON
TIME), 5:00 PM (NEW YORK CITY TIME) ON                  , 1998, UNLESS EXTENDED.
AT THE CONCLUSION OF THE INITIAL OFFER PERIOD, INCLUDING ANY EXTENSION THEREOF, IF ALL CONDITIONS OF THE OFFER HAVE BEEN SATISFIED, FULFILLED, OR WHERE PERMITTED, WAIVED, THE OFFER WILL BE EXTENDED FOR A SUBSEQUENT OFFER PERIOD OF AT LEAST 14 CALENDAR DAYS. HOLDERS OF ENERGY GROUP SECURITIES WILL HAVE WITHDRAWAL RIGHTS DURING THE INITIAL OFFER PERIOD, INCLUDING ANY EXTENSION THEREOF, BUT NOT DURING THE SUBSEQUENT OFFER PERIOD, EXCEPT IN CERTAIN LIMITED CIRCUMSTANCES.

                                                                          , 1998

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

     Lehman Brothers and Merrill Lynch have been appointed by TU Acquisitions to act as dealer managers in the United States (the "Dealer Managers") in connection with an offer by Lehman Brothers and Merrill Lynch, on behalf of TU Acquisitions, to purchase, upon the terms and subject to the conditions set
forth in the Texas Utilities Offer dated                  , 1998 (the "Offer to
Purchase") and the accompanying Acceptance Forms (collectively, the "Offer"), all outstanding ordinary shares of 10p each ("Energy Group Shares") of The
Energy Group PLC ("The Energy Group") for L       in cash per Energy Group
Share, including all American Depositary Shares ("Energy Group ADSs") of The Energy Group, each representing four Energy Group Shares and evidenced by
American Depositary Receipts ("Energy Group ADRs"), for L       in cash per
Energy Group ADS.

     THE BOARD OF THE ENERGY GROUP, WHICH HAS BEEN SO ADVISED BY LAZARD BROTHERS & CO., LIMITED, LAZARD FRERES & CO. LIMITED (TOGETHER "LAZARD") AND MORGAN STANLEY & CO. LIMITED ("MORGAN STANLEY"), ITS FINANCIAL ADVISERS, CONSIDERS THE TERMS OF THE OFFER TO BE FAIR AND REASONABLE. IN PROVIDING ADVICE TO THE BOARD OF THE ENERGY GROUP, LAZARD AND MORGAN STANLEY HAVE TAKEN ACCOUNT OF THE BOARD'S COMMERCIAL ASSESSMENT. ACCORDINGLY, THE DIRECTORS OF THE ENERGY GROUP UNANIMOUSLY RECOMMEND ALL HOLDERS OF ENERGY GROUP SECURITIES TO ACCEPT THE OFFER.
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     For your information and for forwarding to those of your clients for whom you hold Energy Group ADSs registered in your name or in the name of your nominee, we are enclosing the following documents:

          1. The Offer to Purchase;

          2. A printed form of letter that may be sent to your clients for whose account you hold Energy Group ADSs registered in your name or in the name of a nominee, with space provided for obtaining such clients' instructions with regard to the Offer;

          3. The Letter of Transmittal to be used by holders of Energy Group ADSs to accept the Offer;

          4. The Notice of Guaranteed Delivery;

          5. Guidelines for Certification of Taxpayer Identification Number of Substitute Form W-9; and

          6. The return envelope addressed to the US Depositary.

     THE OFFER CANNOT BE ACCEPTED IN RESPECT OF ENERGY GROUP SHARES BY MEANS OF A LETTER OF TRANSMITTAL. A FORM OF ACCEPTANCE FOR ACCEPTING THE OFFER IN RESPECT OF ENERGY GROUP SHARES CAN BE OBTAINED FROM THE US DEPOSITARY OR THE UNITED KINGDOM RECEIVING AGENT (AS EACH SUCH TERM IS DEFINED IN THE OFFER TO PURCHASE).

     In all cases, payment for Energy Group ADSs purchased pursuant to the Offer will be made only after timely receipt by the US Depositary of Energy Group ADRs evidencing such Energy Group ADSs or a confirmation of book-entry transfer, together with a properly completed and duly executed Letter of Transmittal (or a facsimile copy thereof) properly completed and duly executed, and any other documents required by the Letter of Transmittal.

     TU Acquisitions will not pay any fees or commissions to any broker, dealer, or other person (other than Lehman Brothers and Merrill Lynch, the Dealer Managers, the US Depositary and the United Kingdom Receiving Agent and the Information Agent as described in the Offer to Purchase) in connection with the solicitation of acceptances of the Offer with respect to Energy Group ADSs evidenced by Energy Group ADRs. You will, however, be reimbursed for customary mailing and handling expenses incurred by you in forwarding the enclosed materials to your client.

     Additional copies of the enclosed materials may be obtained from the Dealer Managers or the Information Agent at their respective addresses and telephone numbers set forth in the Offer to Purchase.

     Terms defined in the Offer to Purchase shall have the same meanings in this letter.

                                            Very truly yours,

                                            Lehman Brothers and Merrill Lynch

                                            (   )    -     within New York City

                                            (   )    -     outside New York City

     NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON THE AGENT OF LEHMAN BROTHERS AND MERRILL LYNCH, TU ACQUISITIONS, TEXAS UTILITIES COMPANY, THE US DEPOSITARY, THE DEALER MANAGERS, OR THE UNITED KINGDOM RECEIVING AGENT OR AUTHORIZE YOU OR ANY OTHER PERSON TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION ON BEHALF OF ANY OF THEM WITH RESPECT TO THE OFFER NOT CONTAINED IN THE OFFER TO PURCHASE OR THE LETTER OF TRANSMITTAL.

   THIS DOCUMENT SHOULD NOT BE FORWARDED OR TRANSMITTED IN OR INTO AUSTRALIA,
                                CANADA OR JAPAN.

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